Exhibit I-1

Active Subsidiaries of

Black Hills Corporation

Company	% BHC Ownership[1]	Business Activities
Black Hills Power, Inc.	100	Regulated generation, transmission, distribution, and sale of electricity. Currently is Black Hills Corporation’s only utility subsidiary
Black Hills Energy, Inc.	100	Intermediate holding company for Black Hills Corporation EWGs, QFs, natural gas/oil/coal companies, and other companies engaged in “energy-related” activities
Black Hills Exploration and Production, Inc.	100	Oil and natural gas exploration and production. Also owns subsidiaries engaged in oil and natural gas and pipeline activities
Black Hills Gas Holdings Corp. (f/k/a Mallon Resources Corporation)	100	Intermediate holding company for Black Hills Corporation’s ownership of Black Hills Gas Resources, Inc.
Black Hills Cabresto Pipeline, LLC	100	Owns and operates 12-mile natural gas pipeline in New Mexico
Black Hills Gas Resources, Inc. (f/k/a Mallon Oil Company)	100

Owns and operates oil and natural gas wells on leased oil and gas reserves, operates exploration and production program on those reserves, and is constructing a natural gas gathering pipeline in furtherance of its gas exploration and production program

Black Hills Generation, Inc.	100	Intermediate holding company for Black Hills Corporation EWGs and QFs and other businesses related to the ownership and operation of EWGs and QFs
Black Hills Ontario, LLC	50	QF that owns and operates 7.84 MW electric generation facility in Ontario, California.
Harbor Cogeneration Company, LLC	100	EWG that owns and operates 98 MW electric generating facility in Long Beach, California.
Black Hills Colorado, LLC	100	EWG that owns and operates electric generating facilities in Boulder and Denver, Colorado, with combined capacity of 210 MW
Black Hills Valmont Colorado, Inc.	100	Financing agent for construction of Black Hills Colorado, LLC, project
Black Hills Fountain Valley, LLC	100	Owns Black Hills Corporations’ membership interests in Fountain Valley Power, LLC

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1.	Direct or indirect ownership by Black Hills Corporation.

Black Hills Fountain Valley II, LLC	100	Formed to acquire real property at and adjacent to Fountain Valley Power, LLC, project
E-Next A Equipment Leasing Company, LLC	100	Owns and leases equipment used at Fountain Valley Power, LLC, project
Fountain Valley Power, LLC	100	EWG that owns and operates 240 MW electric generating facility near Colorado Springs, Colorado
Black Hills Pepperell Power Associates, LLC	100	EWG that owns 38 MW electric generating facility at Pepperell, Massachusetts
Black Hills Southwest, LLC	100	Owns Black Hills Corporation investments in Las Vegas Cogeneration Limited Partnership and Las Vegas Cogeneration II, LLC, electric generating projects
Black Hills Nevada, LLC	100	Owns Black Hills Corporation investments in Las Vegas Cogeneration Limited Partnership and Las Vegas Cogeneration II, LLC, electric generating projects
Black Hills Nevada Real Estate Holdings, LLC	100	Owns real property at and adjacent to Las Vegas Cogeneration Limited Partnership and Las Vegas Cogeneration II, LLC, electric generating projects
Desert Arc I, LLC	50	General partner in Las Vegas Cogeneration Limited Partnership
Desert Arc II, LLC	50	Limited partner in Las Vegas Cogeneration Limited Partnership
Las Vegas Cogeneration Limited Partnership	50	QF that owns and operates 53 MW electric generating facility in North Las Vegas, Nevada
Las Vegas Cogeneration Energy Financing Company, LLC	100	Owns and leases equipment used at Las Vegas Cogeneration II, LLC, project
Las Vegas Cogeneration II, LLC	100	EWG that owns and operates 224 MW electric generating facility in North Las Vegas, Nevada
Black Hills Nevada Operations, LLC	100	Operates Las Vegas Cogeneration Limited Partnership and Las Vegas Cogeneration II, LLC, electric generating projects
Black Hills Ivanpah, LLC	100	Owns Black Hills Corporation 49.5% limited partnership interest in 500 MW generating facility under development in Nevada
Black Hills Ivanpah GP, LLC	100	Owns Black Hills Corporation 0.5% general partnership interest in 500 MW generating facility under development in Nevada

EIF Investors, Inc.	100	Owns Black Hills Corporation investments in Energy Investors Fund, LP, Energy Investors Fund II, LP, and Energy Investors Fund III, LP
Black Hills Idaho Operations, LLC	100	Provides plant operating services to QFs located in Idaho
Sunco, Ltd., a Limited Liability Company	100	Owns and operates 12 acre greenhouse that serves as thermal host for Las Vegas Cogeneration Limited Partnership QF
West Cascade Energy, LLC	100	Formed to explore development of electric generating facility in Oregon
Wyodak Resources Development Corp.	100	Owns and operates surface coal mine in Wyoming and produces and markets coal
Black Hills Energy Resources, Inc.	100	Owns Black Hills Corporation investments in subsidiaries engaged in oil marketing and transportation
Black Hills Energy Pipeline, LLC	100	Owns Black Hills Corporation 99% limited partnership interest in Millennium Pipeline Company, LP
Black Hills Millennium Pipeline, Inc.	100	Owns Black Hills Corporation 1% general partnership interest in Millennium Pipeline Company, LP
Millennium Pipeline Company, LP	100	Owns and operates oil pipeline in Texas
Black Hills Energy Terminal, LLC	100	Owns Black Hills Corporation 99% limited partnership interest in Millennium Terminal Company, LP
Black Hills Millennium Terminal, Inc.	100	Owns Black Hills Corporation 1% general partnership interest in Millennium Terminal Company, LP
Millennium Terminal Company, LP	100	Owns and operates oil terminal and storage facility
Black Hills Kilgore Energy Pipeline, LLC	100	Owns Black Hills Corporation 99% limited partnership interest in Black Hills Kilgore Pipeline Company, LP
Black Hills Kilgore Pipeline, Inc.	100	Owns Black Hills Corporation 1% general partnership interest in Black Hills Kilgore Pipeline Company, LP
Black Hills Kilgore Pipeline Company, LP	100	Owns and operates oil pipeline in Texas
Black Hills Operating Company, LLC	100	Operates and manages oil pipelines and terminals in Texas
Black Hills Fiber Systems, Inc.	100	Owns Black Hills Corporation interests in ETCs
Black Hills FiberCom, LLC	100	ETC that provides cable television, internet, broadband, and other communications services in South Dakota
BHFC Publishing, Inc.	100	ETC that publishes telephone directory in South Dakota
Black Hills Montana Publishing, LLC	100	ETC that publishes telephone directory in Montana

Black Hills Wyoming, LLC	100	EWG that owns and operates 90 MW electric generating facility near Gillette, Wyoming
Daksoft, Inc.	100	Develops and markets computer software
Enserco Energy Inc.	100	Markets natural gas

Black Hills Corporation

EWGs and QFs

Company	EWG/QF	MW Capacity	Location
Harbor Cogeneration Company, LLC	EWG	98	Long Beach, CA
Black Hills Ontario, LLC	QF	7.84	Ontario, CA
Black Hills Colorado, LLC	EWG	210	Boulder and Denver, Colorado
Fountain Valley Power, LLC	EWG	240	Near Colorado Springs, Colorado
Black Hills Pepperell Power Associates, LLC	EWG	38	Pepperell, Massachusetts
Black Hills Wyoming, Inc.	EWG	90	Near Gillette, Wyoming
Las Vegas Cogeneration Limited Partnership	QF	53	North Las Vegas, Nevada
Las Vegas Cogeneration II LLC	EWG	224	North Las Vegas, Nevada

BLACK HILLS CORPORATION

DESCRIPTION OF NON-UTILITY BUSINESS SUBSIDIARIES

AND BASES FOR RETENTION

I.	Introduction

Black Hills Corporation (“Black Hills”) is a South Dakota corporation headquartered in Rapid City, South Dakota. Black Hills is an integrated energy company with three principal wholly-owned subsidiaries (“Subsidiaries”):

(i)	Black Hills Power, Inc. (“Black Hills Power”), a regulated electric utility company;

(ii)

Black Hills Energy, Inc. (“Black Hills Energy”), an unregulated Subsidiary engaged through its Subsidiaries in the development, ownership, and operation of exempt wholesale generators (“EWGs”) and qualifying facilities (“QFs”), the production, transportation and marketing of natural gas, oil, coal, and other energy commodities, power marketing and other energy-related activities; and

(iii)	Black Hills FiberCom, LLC (“Black Hills FiberCom”), an unregulated Subsidiary engaged in telecommunications activities.

Black Hills engages in various non-utility businesses through its Subsidiaries. Set forth below is a list of all of Black Hills’ direct and indirect Subsidiaries, a brief description of the business of each of these Subsidiaries, and the bases for the retention of each business upon Black Hills’ becoming a registered holding company, with appropriate citations to relevant authority.

II.	Non-Utility Businesses of Principal Subsidiaries

A.	Non-Utility Business of Black Hills Power, Inc.

Black Hills Power, a direct wholly-owned Subsidiary of Black Hills, is a South Dakota corporation headquartered in Rapid City, South Dakota. Black Hills Power is a public utility engaged in the generation, transmission, distribution and sale of electricity to approximately 60,000 customers in eleven counties in Western South Dakota, Eastern Wyoming, and Southwestern Montana. Black Hills Power is currently the only regulated public utility Subsidiary of Black Hills.

Black Hills Power engages in various “energy-related” activities which are permissible under Rule 58, including the sale of products and services providing for protection from electrical surges resulting from lightning strikes and other surge anomalies2 and the sale and servicing of home appliances and home heating and cooling devices. Black Hills Power earned revenues of approximately $357,000 on such “energy-related” activities in 2003, representing approximately 0.21% of Black Hills Power’s revenues in 2003.

B.	Black Hills Energy, Inc.

Black Hills Energy, a direct wholly-owned Subsidiary of Black Hills, is a South Dakota corporation headquartered in Golden, Colorado. Black Hills Energy is an intermediate holding company for Subsidiaries primarily engaged in the generation and sale of electricity through EWGs and QFs, the production, marketing, and transportation of natural gas, oil, and coal, and other “energy-related” activities.3 The businesses of these Subsidiaries of Black Hills Energy, both direct and indirect, are described in greater detail below.4

1.	Black Hills Exploration and Production, Inc.

Black Hills Exploration and Production, Inc. (“BHEP”), a direct wholly-owned Subsidiary of Black Hills Energy, is a Wyoming corporation headquartered in Golden, Colorado. BHEP engages in oil and natural gas exploration and production in Wyoming, Montana, North Dakota, Nebraska, Colorado, California, Texas, Oklahoma, and Louisiana.5 BHEP also owns subsidiaries engaged in oil and natural gas and pipeline activities.

a.	Black Hills Gas Holdings Corp.

Black Hills Gas Holdings Corp. (“BHGHC”), a direct wholly-owned Subsidiary of BHEP, is a Colorado corporation. BHGHC is an intermediate holding company for Black Hills Corporation’s ownership of Black Hills Gas Resources, Inc.6

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2.          The Commission previously has allowed utility subsidiaries to retain their businesses of marketing electrotechnology products and services, including surge protection equipment, pursuant to Rule 58(b)(1)(vii). See, e.g., CP&L Energies, Inc., Holding Company Act Release No. 35-27284 (Nov. 27, 2000) (citing to New Century Energies, Inc., Holding Company Act Release No. 35-26748 (Aug. 1, 1997)).

3.          See, e.g., CP&L Energies, Inc., Holding Company Act Release No. 35-27284 (Nov. 27, 2000) (authorizing retention of intermediate holding company involved in similar activities).

4.          Black Hills Energy is also the parent company of Black Hills FiberCom. The businesses of Black Hills FiberCom and its Subsidiaries are described in greater detail below.

5.          See, e.g., WGL Holdings, Inc., Holding Company Act Release No. 35-26856 (April 14, 1998) (authorizing retention of oil and gas exploration subsidiary).

6.           The Commission has authorized the retention of, or investment in, energy-related assets, including oil and natural gas production, gathering, processing, storage, and transportation facilities and equipment, liquid oil reserves and storage facilities, and associated facilities, that will be incidental to and assist applicants and their affiliates in connection with their marketing, brokering and trading activities. American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); see also, Progress Energy, Inc., Holding Company Act Release No. 35-27297 (Dec. 12, 2000); Exelon Corporation, Holding Company Act Release No. 35-27545 (June 27, 2002).

i.	Black Hills Cabresto Pipeline, LLC

Black Hills Cabresto Pipeline, LLC (“BHCP”), a direct wholly-owned Subsidiary of BHGHC, is a Delaware limited liability company. BHCP owns and operates a 12-mile natural gas pipeline located in the San Juan Basin of New Mexico.7

ii.	Black Hills Gas Resources, Inc.

Black Hills Gas Resources, Inc. (“BHGR”), a direct wholly-owned Subsidiary of BHGHC, is a Colorado corporation. BHGR owns and operates oil and natural gas wells on leased oil and gas reserves located primarily in the San Juan Basin of New Mexico, operates an exploration and production program on those reserves, and is constructing a natural gas gathering pipeline in furtherance of its gas exploration and production program (but is not engaged in the pipeline construction business).8

2.	Black Hills Generation, Inc.

Black Hills Generation, Inc. (“BHG”), a direct wholly-owned Subsidiary of Black Hills Energy, is a Delaware corporation headquartered in Golden, Colorado. Through its direct and indirect Subsidiaries, BHG holds investments in hydroelectric and natural gas-fired electric generating facilities located in California, Colorado, Massachusetts, and Nevada that are QFs or are owned by EWGs.9 BHG also owns interests in funds that have investments in QFs and EWGs throughout the United States and interests in other business related to the ownership and operation of QFs and EWGs.

a.	California EWG and QF

i.	Harbor Cogeneration Company, LLC

Harbor Cogeneration Company (“Harbor Cogen”), an indirect wholly-owned Subsidiary of BHG, is an EWG and a Delaware Limited Liability Company that owns a 98 MW generating facility in Los Angeles County, California.10

ii.	Black Hills Ontario, LLC

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7.          American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004) (authorizing retention of, or investment in, energy-related assets, including oil and natural gas production, gathering, processing, storage and transportation facilities and equipment, liquid oil reserves and storage facilities, and associated facilities that will be incidental to and assist applicants and their affiliates in connection with their marketing, brokering, and trading activities); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998) (same); CP&L Energy, Inc., Holding Company Act Release No. 35-27284 (Nov. 27, 2000) (authorizing subsidiary formed to acquire extend an existing intrastate pipeline) (citing to New Centuries, Inc., Holding Company Act Release No. 35-26748 (Aug. 1, 1997) and SCANA Corporation, Holding Company Act Release No. 35-27133 (Feb. 9, 2000)).

8.          American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004) (authorizing retention of, or investment in, energy-related assets, including oil and natural gas production, gathering, processing, storage and transportation facilities and equipment, liquid oil reserves and storage facilities, and associated facilities that will be incidental to and assist applicants and their affiliates in connection with their marketing, brokering, and trading activities); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998) (same); WGL Holdings, Inc., Holding Company Act Release No. 35-26856 (April 14, 1998) (authorizing retention of oil and gas exploration subsidiary). See also Rule 58(b)(1)(ix).

9.          See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2000) (allowing retention of interests in several businesses holding electric generating EWGs).

10.	Harbor Cogeneration Company, 86 FERC ¶ 62,188 (1999).

Black Hills Ontario, LLC, a Subsidiary of BHG, is a Delaware limited liability company with operations in Ontario, California. BHG holds direct and indirect membership interests in the company totaling 50% and manages the company. The company owns and operates a natural gas-fired cogeneration facility that is a QF in Ontario, California.11

b.	Colorado EWGs

i.	Black Hills Colorado, LLC

Black Hills Colorado, LLC (“Black Hills Colorado”), a direct wholly-owned Subsidiary of BHG, is a Delaware limited liability company headquartered in Golden, Colorado. Black Hills Colorado is an EWG that owns and operates natural gas-fired electric generating facilities located at the Arapahoe Power Station in Denver, Colorado, and the Valmont Power Station in Boulder, Colorado, with a combined generating capacity of 210 MW.12

A.	Black Hills Valmont Colorado, Inc.

Black Hills Valmont Colorado, Inc., a wholly-owned Subsidiary of BHG through Black Hills Colorado, is a Delaware corporation headquartered in Golden, Colorado. The company acted as financing agent during the construction phase of the Black Hills Colorado, LLC, an EWG, expansion project.13

ii.	Black Hills Fountain Valley, LLC

Black Hills Fountain Valley, LLC (“BHFV”), a direct wholly-owned Subsidiary of BHG, is a Delaware limited liability company headquartered in Golden, Colorado. BHFV holds the investment of BHG in Fountain Valley Power, LLC, an EWG.14

iii.	Black Hills Fountain Valley II, LLC

Black Hills Fountain Valley II, LLC (“BHFVII”), a direct wholly-owned Subsidiary of BHG, is a Colorado limited liability company headquartered in Golden, Colorado. BHFVII was formed to purchase real property on and adjacent to the Fountain Valley Power project.15 The

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11.	See Rule 58(b)(1)(viii).
12.	See Indeck Colorado, LLC, 91 FERC ¶ 62,131 (2000).

13.         The Commission has previously authorized registered holding companies to create and own intermediate subsidiaries to hold or acquire energy-related companies, EWGs, and QFs. See, e.g., Energy East Corporation, Holding Company Act Release No. 35-27228 (Sept. 12, 2000); Interstate Energy Corporation, Holding Company Act Release No. 35-27069 (Aug. 26, 1999).

14.         See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (allowing retention of interests in several businesses owning gas-fired EWGs).

15.         See Rule 58(b)(1)(viii). See also New Century Energies, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2000) (permitting retention of business engaged in ownership of real property adjacent to generating facilities).

adjacent property is undeveloped. It currently serves as a buffer zone around the Fountain Valley Power generating facility and could serve as a site for future expansion of the Fountain Valley Power facility or the development of a new generating facility.

A.	E-Next A Equipment Leasing Company, LLC

E-Next A Equipment Leasing Company, LLC, an indirect wholly-owned Subsidiary of BHG through BHFV, is a Delaware limited liability company. The company owns and leases certain equipment, including gas turbines and transformer packages, used at Fountain Valley Power LLC’s generation facility.16

B.	Fountain Valley Power, LLC

Fountain Valley Power, LLC (“Fountain Valley Power”), an indirect wholly-owned Subsidiary of BHG through BHFV, is a Delaware limited liability company headquartered in Golden, Colorado. Fountain Valley Power is an EWG.17 Fountain Valley Power owns and operates a 240 MW gas-fired electric generation facility located south of Colorado Springs, Colorado.

c.	Massachusetts EWG

i.	Black Hills Pepperell Power Associates, LLC

Black Hills Pepperell Power Associates, LLC (“Pepperell”), a direct wholly-owned Subsidiary of BHG, is incorporated in Delaware with its principal business in Golden, Colorado. Indeck Pepperell is an EWG that owns a 38 MW generating facility located in Pepperell, Massachusetts, near the James River Pepperell, Inc. paper mill.18

d.	Nevada QFs and EWGs

i.	Black Hills Southwest, LLC

Black Hills Southwest, LLC (“BHS”), a direct wholly-owned subsidiary of BHG, is a Delaware limited liability company headquartered in Golden, Colorado. Through its direct and indirect Subsidiaries, the company holds an investment in a 53 MW natural gas-fired cogeneration facility that is a QF and owns an adjacent 224 MW natural gas-fired electric power generation facility, both of which are located in North Las Vegas, Nevada.19

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16.         The Commission has authorized the retention of infrastructure services on previous occasions. See, e.g., Exelon Corporation, Holding Company Act Release No. 35-27256 (Oct. 19, 2000); GPU, Inc., Holding Company Act Release No. 35-27165 (April 14, 2000).

17.	See Fountain Valley Power, LLC, 95 FERC ¶ 62,099 (2001).
18.	Pepperell Power Associates, LP, 62 FERC ¶ 61,182 (1993).

19.         See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (allowing retention of interests in businesses holding gas-fired QFs).

A.	Black Hills Nevada, LLC

Black Hills Nevada, LLC (“BHN”), an indirect wholly-owned Subsidiary of BHG, is a Delaware limited liability company. Through its direct and indirect Subsidiaries, the company holds an investment in a 53 MW natural gas-fired cogeneration facility that is a QF and owns an adjacent 224 MW natural gas-fired electric power generation facility, both of which are located in North Las Vegas, Nevada.20

(1)	Black Hills Nevada Real Estate Holdings, LLC

Black Hills Nevada Real Estate Holdings, LLC, an indirect wholly-owned Subsidiary of BHN, is a Delaware limited liability company. The company owns and leases the land on which Las Vegas Cogeneration Limited Partnership’s 53 MW natural gas-fired cogeneration facility, Las Vegas Cogeneration II, LLC’s 224 MW natural gas-fired electric power generation facility, and Sunco Ltd., LLC’s greenhouse facility are located.21

(2)	Desert Arc I, LLC

Desert Arc I, LLC, 50% owned indirectly by BHG, is a Delaware limited liability company. Desert Arc I is an 85% general partner in Las Vegas Cogeneration Limited Partnership, a Nevada limited partnership which owns a 53 MW natural gas-fired cogeneration QF located in North Las Vegas, Nevada.22

(3)	Desert Arc II, LLC

Desert Arc II, LLC, a 50% owned Subsidiary of BHN, a Subsidiary of BHG, is a Delaware limited liability company. Desert Arc II is a 15% limited partner in Las Vegas Cogeneration, LP, a Nevada limited partnership which owns a 53 MW natural gas-fired cogeneration QF located in North Las Vegas, Nevada.23

(a)	Las Vegas Cogeneration Limited Partnership

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20.         See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (allowing retention of interests in businesses holding gas-fired QFs).

21.         See Rule 58(b)(1)(viii). See also New Century Energies, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2000) (permitting retention of business engaged in ownership of real property adjacent to generating facilities).

22.         See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2000) (allowing retention of interests in businesses holding gas-fired QFs).

23.         See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2000) (allowing retention of interests in businesses holding gas-fired QFs).

Las Vegas Cogeneration Limited Partnership is a Nevada limited partnership. BHG, a Subsidiary of Black Hills Energy, indirectly owns a 42.5% general partnership interest and a 7.5% limited partnership interest in the partnership. The partnership owns a 53 MW natural gas-fired cogeneration QF located in North Las Vegas, Nevada.24

(4)	Las Vegas Cogeneration II, LLC

Las Vegas Cogeneration II, LLC (“LVCII”), an indirect wholly-owned Subsidiary of BHG, is a Delaware limited liability company. LVCII is an EWG that owns and operates a 224 MW natural gas-fired electric power generation facility in the North Las Vegas, Nevada.25 LVCII is administered in Golden, Colorado. LVCII holds a 100% ownership interest in another EWG, Las Vegas Cogeneration Energy Financing, LLC, which owns certain facilities and equipment which it leases to LVCII.

(a)	Las Vegas Cogeneration Energy Financing Company, LLC

Las Vegas Cogeneration Energy Financing Company, LLC (“LVCEFC”), an indirect wholly-owned Subsidiary of BHG, is a Delaware limited liability company. LVCEFC is an EWG that owns and leases certain equipment used at LVCII’s 224 MW natural gas-fired electric power generation facility in North Las Vegas, Nevada.26

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24.         See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2000) (allowing retention of interests in businesses holding gas-fired QFs).

25.	Las Vegas Cogeneration II, LLC, 99 FERC ¶ 62,182 (2002).
26.	Las Vegas Cogeneration Energy Financing Company, LLC, 99 FERC ¶ 62,148 (2002).

ii.	Black Hills Nevada Operations, LLC

Black Hills Nevada Operations, LLC, a direct wholly-owned Subsidiary of BHG, is a Delaware limited liability. The company operates the 53 MW natural gas-fired cogeneration facility owned by Las Vegas Cogeneration Limited Partnership and the 224 MW natural gas-fired electric power generation facility owned by Las Vegas Cogeneration II, LLC, both located in North Las Vegas, Nevada.27

iii.	Black Hills Ivanpah, LLC

Black Hills Ivanpah, LLC (“Black Hills Ivanpah”), is a direct wholly-owned Subsidiary of BHG, is a Delaware limited liability company headquartered in Golden, Colorado. Black Hills Ivanpah was established to hold BHG’s 49.5% limited partnership interest in a 500 MW generating facility project under development (but not yet constructed or operational) in Southern Nevada. The project partnership will qualify as an EWG.

iv.	Black Hills Ivanpah GP, LLC

Black Hills Ivanpah GP, LLC (“Black Hills Ivanpah GP”), is a direct wholly-owned Subsidiary of BHG, is a Delaware limited liability company headquartered in Golden, Colorado. Black Hills Ivanpah GP was established to hold BHG’s 0.5% general partnership interest in a 500 MW generating facility project under development (but not yet constructed or operational) in Southern Nevada. The project partnership will qualify as an EWG.

e.	Investment Funds

i.	EIF Investors, Inc.

EIF Investors, Inc., a direct wholly-owned Subsidiary of BHG, is a Delaware corporation headquartered in Golden, Colorado. The corporation holds BHG’s investments in Energy Investors Fund, LP, Energy Investors Fund II, LP, and Energy Investors Fund III, LP, which in turn hold investments in numerous electric generating facilities that are either QFs or are owned by EWGs in the United States and elsewhere.28

f.	Other Businesses Related to QFs and EWGs

i.	Black Hills Idaho Operations, LLC

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27.         See Rule 58(b)(1)(vi), (viii). See, e.g., Exelon Corporation, Holding Company Act Release No. 35-27256 (Oct. 19, 2000) (authorizing retention of subsidiary that leases equipment for cogeneration facilities and related activities).

28.         See, e.g., New Centuries Energy, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2000) (allowing retention of interests in businesses holding gas-fired QFs and EWGs).

Black Hills Idaho Operations, LLC, an indirect wholly-owned Subsidiary of BHG, is a Delaware limited liability company headquartered in Golden, Colorado. The company is engaged in the business of providing plant operating services to two natural gas-fired QFs located in the cities of Rupert and Glenns Ferry, Idaho.29

ii	Sunco Ltd., a Limited Liability Company

Sunco Ltd., a Limited Liability Company (“Sunco”), an indirect wholly-owned Subsidiary of BHG, is a Nevada limited liability company. The company owns and operates a 12-acre greenhouse facility used to grow organic tomatoes. The greenhouse facility serves as the thermal host required by Las Vegas Cogeneration Limited Partnership to maintain its QF status.30 Las Vegas Cogeneration Limited Partnership supplies the greenhouse with thermal energy produced by the QF.

iii.	West Cascade Energy, LLC

West Cascade Energy, LLC, a direct wholly-owned Subsidiary of BHG, is a Delaware limited liability company. West Cascade Energy, LLC, is currently exploring the development of an EWG facility in Oregon.31

3.	Wyodak Resources Development Corp.

Wyodak Resources Development Corp. (“Wyodak”), a direct wholly-owned Subsidiary of Black Hills Energy, is a Delaware corporation headquartered in Rapid City, South Dakota. Its principal place of business is in Gillette, Wyoming. Wyodak owns and operates a surface coal mine in the Powder River Basin of Wyoming and produces and markets coal to several unrelated third parties. Wyodak also supplies coal to Black Hills Power.32 Wyodak makes approximately 60% of its coal sales to unaffiliated customers and the remainder to Black Hills Power.

The following direct and indirect Subsidiaries of Wyodak are engaged in the businesses of generating and selling electricity, producing and marketing coal, oil, and natural gas, and other energy-related activities.

a.	Black Hills Wyoming, Inc.

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29.         See, e.g., CP&L Energies, Inc., Holding Company Act Release No. 35-27284 (Nov. 27, 2000) (allowing retention of various businesses engaged in maintenance and repair services).

30.	See Rule 58(b)(1)(viii).

31.         See, e.g., New Century Energies, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2002) (citing to Interstate Energy Corporation, Holding Company Act Release No. 35-27069 (Aug. 26, 1999)). See also Rule 58(b)(1)(v).

32.         Act Sections 9 and 10; See, e.g., E. ON AG, Holding Company Act Release No. 35-27539 (June 14, 2002) (citing to Vectren Corporation, Holding Company Act Release No. 35-27150 (March 8, 2000)); New Century Energies, Inc., Holding Company Act Release No. 35-27212 (Aug. 16, 2002) (citing to Interstate Energy Corporation, Holding Company Act Release No. 35-27069 (Aug. 26, 1999); Progress Energy, Holding Company Act Release No. 35-27740 (October 21, 2003) (permitting retention of acquired coal mining subsidiaries).

Black Hills Wyoming, Inc. (“Black Hills Wyoming”), a direct wholly-owned indirect Subsidiary of Wyodak, is a Wyoming corporation headquartered in Rapid City, South Dakota. Black Hills Wyoming is an EWG.33 Black Hills Wyoming operates a 90 MW coal-fired electric generation facility located near Gillette, Wyoming, at the Wyodak coal mine (the “Wygen Plant”). The company leases the facility from Wygen Funding, LLC, an unaffiliated Delaware limited partnership owned by the project financiers. Black Hills Wyoming also owns and operates a 40 MW combustion turbine (the Neil Simpson Complex CT #2) near Gillette, Wyoming.

b.	Daksoft, Inc.

Daksoft, Inc. (“Daksoft”), a direct wholly-owned Subsidiary of Wyodak, is a South Dakota company headquartered in Rapid City, South Dakota. Daksoft historically was engaged in developing and marketing computer software, but it has exited that line of business and is now engaged primarily in providing information technology support to Black Hills and its Subsidiaries. Following formation of Black Hills Services, Daksoft’s functions and personnel will be transferred to Black Hills Services, with the exception of a small number of personnel who will be embedded in certain Black Hills Subsidiaries to provide internal information technology support to those Subsidiaries. Thereafter, Daksoft will be merged or dissolved out of existence.

c.	Enserco Energy Inc.

Enserco Energy Inc. (“Enserco”), a direct wholly-owned Subsidiary of Wyodak, is a South Dakota corporation. Enserco is headquartered in Golden, Colorado. Enserco is engaged in the business of marketing natural gas on a wholesale basis in the Mid-Continent, Rocky Mountain and Pacific Coast regions of the United States and in Canada.34

4.	Black Hills Energy Resources, Inc.

Black Hills Energy Resources, Inc. (“BHER”), a wholly-owned Subsidiary of Black Hills Energy, is a South Dakota corporation headquartered in Rapid City, South Dakota. BHER engages, directly and through its subsidiaries, in the marketing and transportation of oil in Texas.35

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33.	Black Hills Generation, Inc., 95 FERC ¶ 62,025 (2001).
34.	See Rule 58(b)(1)(v)and (ix).

35.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1) (v) and (ix). The ownership and operation of oil pipelines and other oil transportation, storage and handling facilities is an integral part of the oil brokering and marketing business conducted by BHER and its subsidiaries, since these assets enable them to engage in financially advantageous trading strategies (such as asset-backed transactions) relying on these resources and minimizing the need for additional guarantees, counterparty assurances or firm contracts with other suppliers. As adopted, Rule 58(b)(1)(v) encompasses brokering and marketing of energy commodities, including, but not limited to, combustible fuels such as oil. 62 Fed. Reg. 7900, 7906, n. 62 (Feb 20, 1997). As previously noted, the Commission has allowed the retention or acquisition of interest in gas pipelines, coal mines and other similar energy-related assets to facilitate gas and coal brokering and marketing businesses. See generally, Progress Energy, Inc., Holding Company Act Release No. 35-27440 (October 21, 2003); Progress Energy, Inc., Holding Company Act Release No. 35-27297 (December 12, 2000); Exelon Corporation, Holding Company Act Release No. 35-27545 (June 27, 2002). The Commission has also previously allowed a combination electric and gas utility holding company to retain foreign oil transportation facilities. See, generally, Keyspan Corporation, Holding Company Act Release No. 27271 (November 7, 2000).

a.	Black Hills Energy Pipeline, LLC

Black Hills Energy Pipeline, LLC, a direct wholly-owned Subsidiary of BHER, is a Delaware limited liability company headquartered in Houston, Texas. The company is a 99% limited partner in Millennium Pipeline Company, LP, a Texas limited partnership which owns and operates an oil pipeline in the Gulf Coast region of Texas.36

b.	Black Hills Millennium Pipeline, Inc.

Black Hills Millennium Pipeline, Inc., a direct wholly-owned Subsidiary of BHER, is a South Dakota corporation headquartered in Houston, Texas. The company is a 1% general partner in Millennium Pipeline Company, LP a Texas limited partnership which owns and operates an oil pipeline in the Gulf Coast Region of Texas.37

i.	Millennium Pipeline Company, LP

Millennium Pipeline Company, LP, an indirect Subsidiary of BHER, is a Texas limited partnership which owns and operates an oil pipeline in the Gulf Coast region of Texas.38

c.	Black Hills Energy Terminal, LLC

Black Hills Energy Terminal, LLC, a direct wholly-owned Subsidiary of BHER, is a South Dakota limited liability company headquartered in Houston, Texas. The company is a 99% limited partner in Millennium Terminal Company, LP, a Texas limited partnership which owns and operates an oil terminal and storage facility.39

d.	Black Hills Millennium Terminal, Inc.

Black Hills Millennium Terminal, Inc., a direct wholly-owned Subsidiary of BHER, is a South Dakota corporation headquartered in Houston, Texas. The company is a 1% general partner in Millennium Terminal Company, LP, a Texas limited partnership which owns and operates an oil terminal and storage facility.40

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36.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

37.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

38.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

39.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

40.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

i.	Millennium Terminal Company, LP

Millennium Terminal Company, LP, an indirect wholly-owned Subsidiary of BHER, is a Texas limited partnership which owns and operates an oil terminal and storage facility.41

e.	Black Hills Kilgore Energy Pipeline, LLC

Black Hills Kilgore Energy Pipeline, LLC (“BHKEP”), a direct wholly-owned Subsidiary of BHER, is a Delaware limited liability company. BHKEP is a 99% limited partner in Black Hills Kilgore Pipeline Company, LP, a Texas limited partnership which owns and operates an oil pipeline in the Eastern and Gulf Coast regions of Texas.42

f.	Black Hills Kilgore Pipeline, Inc.

Black Hills Kilgore Pipeline, Inc. (“BHKP”), a direct wholly-owned Subsidiary of BHER, is a Delaware corporation. BHKP is a 1% general partner in BHKPC, a Texas limited partnership which owns and operates an oil pipeline in the Eastern and Gulf Coast regions of Texas.43

i.	Black Hills Kilgore Pipeline Company, LP

Black Hills Kilgore Pipeline Company, LP (“BHKPC”), an indirect wholly-owned Subsidiary of BHER, is a Texas limited partnership which owns and operates an oil pipeline in the Eastern and Gulf Coast regions of Texas.

g.	Black Hills Operating Company, LLC

Black Hills Operating Company, LLC (“BHOC”), a direct wholly-owned Subsidiary of BHER, is a Delaware limited liability company headquartered in Houston, Texas. BHOC is an operating and management company for oil terminals and pipelines in the Eastern and Gulf Coast regions of Texas.44

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41.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

42.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

43.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

44.         American Electric Power, Inc., et al., Holding Company Act Release No. 35-27842 (April 30, 2004); American Electric Power, Inc., et al., Holding Company Act Release No. 35-26933 (November 2, 1998); Rule 58(b)(1)(v) and (ix).

C.	Black Hills Fiber Systems, Inc.

Black Hills Fiber Systems, Inc. (“Black Hills Fiber”), a direct wholly-owned Subsidiary of Black Hills, is a South Dakota Corporation headquartered in Rapid City, South Dakota. Through its Subsidiaries, Black Hills Fiber is engaged telecommunications and related businesses which qualify for exempt telecommunications company (“ETC”) status.

1.	Black Hills FiberCom, LLC

Black Hills FiberCom, LLC (“Black Hills FiberCom”), a 100%-owned direct Subsidiary of Black Hills Fiber, is a South Dakota limited liability company headquartered in Rapid City, South Dakota. Black Hills FiberCom is engaged in providing cable television, Internet, broadband, and other communications services in the Black Hills region of western South Dakota. Black Hills FiberCom qualifies for ETC status.45

2.	BHFC Publishing, LLC

BHFC Publishing LLC (“BHFC Publishing”), a direct wholly-owned Subsidiary of Black Hills Fiber, is a Delaware limited liability company headquartered in Rapid City, South Dakota. BHFC Publishing is engaged in the business of publishing a telephone directory for the Black Hills region of western South Dakota. BHFC Publishing qualifies for ETC status.46

3.	Black Hills Publishing Montana, LLC

Black Hills Publishing Montana, LLC (“Black Hills Publishing Montana”), a direct wholly-owned Subsidiary of Black Hills Fiber, is a Delaware limited liability company headquartered in Rapid City, South Dakota. Black Hills Publishing Montana is engaged in the business of publishing a telephone directory for the Billings, Montana, region. Black Hills Publishing Montana qualifies for ETC status.47

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45.         See Section 34 of the Act. On August 2, 2004, Black Hills FiberCom submitted an application to the FCC requesting a determination of ETC status. Black Hills will notify the Commission of the FCC's determination with respect to ETC status.

46.         See Section 34 of the Act. On August 2, 2004, BHFC Publishing LLC submitted an application to the FCC requesting a determination of ETC status. Black Hills will notify the Commission of the FCC's determination with respect to ETC status.

47.         See Section 34 of the Act. On August 2, 2004, Black Hills Publishing Montana submitted an application to the FCC requesting a determination of ETC status. Black Hills will notify the Commission of the FCC's determination with respect to ETC status.

III.	INACTIVE SUBSIDIARIES

Black Hills indirectly owns interests in a number of subsidiaries that remain in existence but no longer are active. Black Hills identifies those inactive subsidiaries below.

Subsidiary	Corporate Form/Place of Organization
Adirondack Hydro Development Corporation	Delaware corporation
Acquisition Partners, LP	New York limited partnership
Black Hills Independent Power Fund, Inc.	Texas corporation
NHP, LP	New York limited partnership
VariFuel, LLC	South Dakota limited liability company